EXHIBIT 21
Subsidiaries of the Company

Name of Company	State or Country of Corporation
Wm. Wrigley Jr. Company	Delaware
All the companies listed below are included in the Company’s consolidated financial statements. Except as otherwise indicated below, the Company has 100% direct or indirect ownership of, and ultimate voting control in, each of these companies. The list is as of December 31, 2004 and excludes 100% owned subsidiaries which are primarily inactive and taken singly, or as a group, do not constitute significant subsidiaries:

Northwestern Flavors, LLC.	Illinois
L. A. Dreyfus Company	Delaware
Four-Ten Corporation	Illinois
Zeno Air, Inc.	Delaware
Wrigley WebEsprit, Inc.	Delaware
Wrigley Investment Company	Delaware
Wrigley International Holding Company	Illinois
Wrigley Enterprises, Inc.	Delaware
Wrigley Manufacturing Company, LLC	Delaware
Wrigley Sales Company	Delaware
The Wrigley Company South Africa (Pty) Limited	Delaware
The Wrigley Company Pty. Limited	Australia
Wrigley Austria Ges.m.b.H.	Austria
Wrigley Bulgaria EOOD	Bulgaria
Techninter, S.A.	British Virgin Islands
Wrigley Canada	Canada
Wrigley (Cayman) Ltd.	Cayman Islands
Wrigley Chewing Gum Company Ltd.	Peoples Republic of China
Wrigley Confectionery (Shanghai) Co. Ltd.	Peoples Republic of China
Wrigley Taiwan Limited	Republic of China
Joyco Foodstuff Co. Ltd.	Peoples Republic of China
Wrigley Croatia d.o.o.	Croatia
Wrigley s.r.o.	Czech Republic
The Wrigley Company Limited	England
Wrigley France SNC	France
Wrigley SAS	France
Joyco France, S.A.	France
Wrigley GmbH	Germany
Wrigley B.V.	Holland
Wrigley Europe B.V.	Holland
Wrigley Overseas Finance Co. BV	Holland
Guldenhurst B.V.	Holland
Wrigley Asia, Limited	Hong Kong
The Wrigley Company (H.K.) Limited	Hong Kong
Wrigley Hungaria, Kft.	Hungary
Wrigley India Private Limited	India
Joyco India Private Limited (India)	India
Wrigley Israel Ltd.	Israel
Joyco Italia, Srl	Italy
Wrigley & Company Ltd., Japan	Japan
The Wrigley Company (E.A.) Ltd.	Kenya
Growseed A.G.	Lichtenstein
The Wrigley Company (Malaysia) Sdn. Bhd.	Malaysia
Dulces de las Americas, S. de R.L. de C.V.	Mexico
Wrigley Mexico S. de. R.L. de C.V.	Mexico
The Wrigley Company (N.Z.) Limited	New Zealand
Wrigley Scandinavia AS	Norway
Joyco Panama, S.A.	Panama
The Wrigley Company (P.N.G) Ltd.	Papua, New Guinea
Wrigley Philippines, Inc.	Philippines
Green Arrow Development Corporation	Philippines
Wrigley Poland Sp. zo.o.	Poland
Joyco & Co. Polska Sp. zo.o.	Poland
Wrigley Romania Produse Zaharoase SRL	Romania
OOO Wrigley	Russia
Wrigley Slovakia, s.r.o.	Slovakia
Wrigley Ljubljana d.o.o.	Slovenia
Wrigley Co., S.A.	Spain
Joyco Inversiones, S.L.	Spain
Joyco España, S.A.	Spain
Regico, S.L.	Spain
Cafosa Gum, S.A.	Spain
Wrigley Scandinvia AB	Sweden
Wrigley Middle East FZCo.	Dubai, UAE
Wrigley Ukraine, TzoV	Ukraine

Joint venture entities in which the Company has controlling shares:

Wuzhou Cafosa Gum Ltd. (70% owned by the Company and 30% by Chinese JV China partner – Wuzhou Pine Chemicals Ltd.)